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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
CenturyTel, Inc.:

    We consent to the use of our report dated February 26, 1999, on CenturyTel's Alaska Properties as of and for the year ended December 31, 1998 included in the registration statement on Amendment No. 2 to Form S-1, expected to be filed on or about November 17, 1999, and to the reference to our firm under the heading "Experts" in this registration statement and related prospectus.

                                          KPMG LLP

Shreveport, Louisiana
November 15, 1999